Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1984 Employee Stock Purchase Plan of Lam Research Corporation of our report dated July 29, 1996, with respect to the consolidated financial statements of Lam Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






                                            /s/ Ernst & Young LLP



San Jose, California
December 16, 1996